QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.2

Non-Employee Director
Compensation Arrangements

As Adopted by the Board of Directors on March 15, 2005

This document sets forth a description of the compensation arrangements applicable to the non-employee directors (the "Directors") of Serologicals Corporation (the "Corporation"). The compensation shall consist of cash compensation and equity based awards.

Cash Compensation

The Directors shall be paid cash compensation, consisting of Annual Retainers and Meeting Fees, as follows:

Annual Retainers Director Classification	Amount
Board Chairman	$40,000
All other Directors	$25,000
Additional Retainer for Chairman of Audit Committee and Chairman of Compensation and Human Resources Committee	$10,000
Additional Retainer for Chairman of all other Committees	$5,000
Additional Retainer for Committee Members	$2,000

The annual retainer shall be paid on the date of the Corporation's Annual Meeting to each Director who is then serving as such. If the Corporation does not hold an Annual Meeting of Stockholders in a given year, the retainer shall be paid on May 15, or the next preceding business day, of such year. Any Director who commences serving as such on a day other than the payment date specified above shall receive an Annual Retainer on the date he or she commences service, pro rated to the next succeeding May 15.

Meeting Fees Meeting Type	Amount
Formal, in person Board meeting	$1,500
Formal, in person Committee meeting	$1,500
Daily limit on meeting fees	$3,000

        The following shall apply to the cash compensation payable to Directors:

  •
  The Chairman of the Board shall not be entitled to receive meeting fees for attending Committee meetings, unless he or she has actively occupied a Committee position due to a vacancy on the Committee.

  •
  A formal, in person Board meeting is one at which the Board of Directors deliberates on issues of the Corporation's business related to the Board's fiduciary responsibilities.

  •
  A formal, in person Committee meeting is one at which the Committee deliberates on issues of the Corporation's business related to the Committee's charter.

  •
  It is expected that there will be agendas for and written minutes of, formal, in person meetings of the Board and the Committees.

  •
  A meeting held by telephonic conference call is not a formal, in person meeting for compensation purposes.

  •
  It is expected that Directors may participate in telephonic meetings and may communicate from time to time with one another on an informal basis that does not rise to the level of a formal, in person meeting. Such communications, whether in person or telephonic are encompassed within the annual retainer. Similarly, time spent in preparation for Committee or Board meetings and communication time spent among Directors and Committee Members in preparation for meetings is not further remunerated.

  •
  A Director will be paid for all formal, in person Committee Meetings and formal, in person Board meetings, regardless of whether or not the meetings are held on the same day. The amount of the payment will, however, be subject to the daily limit set forth above.

  •
  A Director may be requested to render advisory services to the Corporation apart from his or her service to the Corporation as a Director.

  •
  Directors shall be compensated for such services in the same manner as for formal, in person Committee Meetings.

  •
  Such advisory services include, among other things, assistance with due diligence activities or strategic planning and prioritization for research and development activities.

  •
  To be compensated for providing such advisory services to the Corporation, a Director must submit the "Board Member Compensation Request Form" to the President and Chief Executive Officer of the Corporation. The President and Chief Executive Officer shall verify the accuracy of the information submitted and, if necessary, consult with the Director regarding any questions or discrepancies as to the services provided. The President and Chief Executive Officer shall forward the request to the Chairman of the Board and to the Chairman of the Audit Committee with a recommendation for payment. The Chairman of the Board and the Chairman of the Audit Committee shall determine if the Director should be compensated for the services provided.

Equity Compensation

The Directors shall be granted annual Awards pursuant to the Corporation's 2005 Incentive Plan (the "Plan") as follows:

Awards

Director Classification	Options	Restricted Stock Units
Chairman	15,000	2,700
All other Directors	10,000	1,600

All capitalized terms that are used in this document and that are defined in the Plan shall have the meanings assigned to them in the Plan. The annual Awards shall be granted on the date that the annual retainer referred to above is paid. Any Director who commences serving as such on a day other than the payment date with respect to the annual retainer shall receive an Award on the date he or she commences service, pro rated to the next succeeding May 15.

The Committee shall have the authority to establish the terms of the Awards in accordance with the terms of the Plan. Notwithstanding the foregoing, until the Committee shall determine that the Awards shall have different terms, the following shall apply to the Awards granted pursuant to the compensation arrangements set forth herein:

  •
  The exercise price of Options granted pursuant to the Plan shall be not less than the Fair Market Value of a share of the Corporation's Common Stock on the date of grant.

  •
  The term of exercise of Options granted pursuant to the Plan shall be seven years.

  •
  Options shall cliff-vest 12 months following the date of grant.

  •
  Restricted Stock Units shall cliff-vest one year following the date of grant.

Deferred Compensation

        A Director may elect to take any cash compensation payable to him or her, in whole or in part, in shares of the Corporation's Common Stock. A Director may make such election by notifying the Corporation of the type and amount of cash compensation that he or she wishes to receive in the form of the Corporation's Common Stock. An election may be revoked or changed at any time. Any election made by a Director prior to the date of this document shall remain in force until changed. A Director electing to receive shares of the Corporation's Common Stock in lieu of cash compensation may also elect to defer receipt of such stock to obtain a tax deferral. Until the Committee shall determine otherwise, shares of the Corporation's Common Stock issued in lieu of cash payments shall be issued at a discount of 15% of their Fair Market Value.

Stock Ownership Requirement

        Each Director shall, subject to the accumulation period described in the following sentence, own and sustain during his or her service as a Director shares of the Corporation's Common Stock that have a total market value not less than five times the amount of the Annual Retainer paid to the Director in the year of determination. Each Director shall satisfy the foregoing ownership requirement not later than the fourth anniversary of the date on which he or she is first elected to the Corporation's Board of Directors. Directors shall be permitted to credit against the ownership requirement shares issued in lieu of cash compensation and the number of shares equivalent to any vested restricted stock units held. Unexercised stock options shall not be credited against the foregoing ownership requirement.

Administration

        The compensation arrangements described in this document shall be administered by the Committee. Any action of the Committee in administering such compensation arrangements shall be final, conclusive and binding on all persons, including the Corporation, its Subsidiaries, the Directors and persons claiming rights from or through the Directors and stockholders of the Company. Subject to the provisions of the Plan and this document, the Committee shall have full and final authority in its discretion (a) to correct any defect or supply any omission or reconcile any inconsistency in this document, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the compensation arrangements described in this document and (b) to make all other determinations as it may deem necessary or advisable for the administration of the such compensation arrangements. The Committee and the Corporate Governance and Nominating Committee are jointly responsible for evaluating the compensation arrangements for the Directors and for making recommendations to the Board regarding such compensation arrangements. Any changes to the compensation arrangements set forth in this document shall be submitted for approval to the Board upon the joint recommendation of the Committee and the Corporate Governance and Nominating Committee.

Effective Date

        The effective date of the equity compensation arrangements set forth in this document shall be the date of its adoption by the Board; provided the stockholders of the Corporation (acting at a duly called meeting of such stockholders) approve the adoption of the Plan within 12 months of such effective date. Any Award granted before such stockholder approval automatically shall be granted subject to such approval. No share of the Corporation's Common Stock shall be issued pursuant to this document prior to approval of the Plan by the stockholders. If the stockholders of the Corporation do not approve the Plan within such period of time, the equity compensation arrangements in effect prior to the date first set forth above shall continue until they are modified, amended or repealed by the Committee. The cash compensation arrangements set forth in this document, having been previously approved by the Board, shall take effect upon the adopting of this document by the Committee.

QuickLinks

  Exhibit 99.2
Non-Employee Director Compensation Arrangements As Adopted by the Board of Directors on March 15, 2005